                                                                                                                Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

The Board of Directors
VOS International, Inc.

We consent to the use in Form S-8 of our report dated March 30, 2005 relating to the consolidated balance sheet of VOS International, Inc. (formerly 1st Net Technologies, Inc.) at December 31, 2004 and the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the years ended December 31, 2004 and 2003.

Cordovano and Honeck LLP
Denver, Colorado

September 21, 2005